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Solitron Devices Provides Details on Live Stream of Annual Meeting

WEST PALM BEACH, FL – Solitron Devices, Inc. (OTCBB: SODI) (“Solitron” or the “Company”) is making available a live stream of its 2021 Annual Meeting of Stockholders to be held on December 9, 2021 at 10:00 a.m., Eastern time. In order to participate in the live stream of the meeting please contact the company at corporate@solitrondevices.com by December 8, 2021 to sign up. Only shareholders who have pre-registered will be able to participate in the live stream. Shareholders will be able to view the meeting and submit questions, but will not be able to vote virtually. Shareholders are encouraged to vote their proxies by December 8, 2021.

The annual meeting will still be open to in-person attendance at the company’s new facility at 901 Sansburys Way, West Palm Beach, Florida. The official portion of the meeting is scheduled to begin at 10:00 a.m., Eastern time. It will be followed by a presentation by management and a question and answer portion. Shareholders who have registered for the live stream of the meeting will be able to submit written questions. Upon conclusion of the meeting, management will provide a tour of both the new facility and the current facility to shareholders who are attending the meeting in person.

The Company’s proxy statement, most recent annual report on Form 10-K, and other proxy materials are available at https://www.cstproxy.com/solitrondevices/2021.
About Solitron Devices, Inc.

Solitron Devices, Inc., a Delaware corporation, designs, develops, manufactures and markets solid state semiconductor components and related devices primarily for the military and aerospace markets. The Company manufactures a large variety of bipolar and metal oxide semiconductor (“MOS”) power transistors, power and control hybrids, junction and power MOS field effect transistors (“Power MOSFETS”), and other related products. Most of the Company's products are custom made pursuant to contracts with customers whose end products are sold to the United States government. Other products, such as Joint Army/Navy (“JAN”) transistors, diodes and Standard Military Drawings voltage regulators, are sold as standard or catalog items. The Company was incorporated under the laws of the State of New York in March 1959 and reincorporated under the laws of the State of Delaware in August 1987.

Tim Eriksen
Chief Executive Officer
(561) 848-4311
Corporate@solitrondevices.com